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                                    EXHIBIT 5

             Opinion and Consent of Brobeck, Phleger & Harrison LLP



                                 August 16, 2000

Ultratech Stepper, Inc.
3050 Zanker Road
San Jose, California 95134

          Re: Ultratech Stepper, Inc. Registration Statement for Offering of 400,000 Shares of Common Stock

Dear Ladies and Gentlemen:

          We have acted as counsel to Ultratech Stepper, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 400,000 shares of the Company's common stock (the "Shares") for issuance under the Company's Supplemental Stock Option/Stock Issuance Plan, as amended and restated effective June 29, 2000 (the "Supplemental Plan").

          This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

          We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Supplemental Plan. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to (a) the provisions of option agreements duly authorized under the Supplemental Plan and in accordance with the Registration Statement or (b) duly authorized direct stock issuances under the Supplemental Plan effected in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and non-assessable.

          We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

          This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Supplemental Plan or the Shares.

                                           Very truly yours,

                                           /s/ Brobeck, Phleger & Harrison LLP

                                           BROBECK, PHLEGER & HARRISON LLP